
                                                                   EXHIBIT 10.55

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                   AND 240.24B-2

                              TMA LICENSE AGREEMENT

                                     BETWEEN

                             GEN-PROBE INCORPORATED

                                       AND

                                TOSOH CORPORATION

                         EFFECTIVE AS OF JANUARY 1 2004

                                       1.
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                                TABLE OF CONTENTS

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                                                                                          PAGE
ARTICLE I         DEFINITIONS.........................................................      1

ARTICLE II        GRANT OF RIGHTS.....................................................      6

     2.1     Grant of License Under Gen-Probe Patent Rights...........................      6

     2.2     Grant of Sublicense Under Stanford Patent Rights.........................      6

     2.3     Sublicensing.............................................................      6

     2.4     Grant of Benefit of Immunity Under Teknika Patent Rights, etc............      6

     2.5     Limitation on Scope of Grant.............................................      7

     2.6     Ownership, etc...........................................................      7

ARTICLE III       LICENSE FEES AND RUNNING ROYALTIES..................................      7

     3.1     License Fee..............................................................      7

     3.2     Running Royalties........................................................      8

     3.3     Accrual of Running Royalties.............................................      8

     3.4     [...***...]..............................................................      9

     3.5     Running Royalties Payments...............................................      9

     3.6     Withholding Taxes........................................................      9

     3.7     Royalty Reports..........................................................      9

     3.8     Books of Accounts and Records............................................     10

     3.9     Late Payments............................................................     10

     3.10    Running Royalties Payable to Stanford....................................     10

     3.11    Third Party Additional Royalties.........................................     10

     3.12    Infringement of Patents owned by Third Party.............................     11

ARTICLE IV        GRANTBACK...........................................................     12

     4.1     Grant of License Under Tosoh Derivative Patent Rights....................     12

     4.2     No Further License.......................................................     13

     4.3     Infringement of Patents owned by Third Party.............................     13

ARTICLE V         REPRESENTATION AND WARRANTIES, ETC..................................     13

     5.1     Legal Right..............................................................     13

     5.2     Authorization............................................................     13

     5.3     Required Actions.........................................................     13

     5.4     Gen-Probe Patent Rights..................................................     14

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      -i-

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                                   (CONTINUED)

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
     5.5     Stanford Patent Rights...................................................     14

     5.6     Teknika Patent Rights....................................................     14

     5.7     No Claim.................................................................     14

     5.8     Disclaimer...............................................................     14

     5.9     Limitation of Liability..................................................     15

[...***...]  [...***...]..............................................................     15

     6.1     [...***...]..............................................................     15

ARTICLE VII       INDEMNIFICATION.....................................................     15

     7.1     Indemnification by TOSOH.................................................     15

     7.2     Indemnification by GEN-PROBE.............................................     16

     7.3     Obligations of the Indemnified Party.....................................     16

ARTICLE VIII      TERM AND TERMINATION................................................     16

     8.1     Original Term............................................................     16

     8.2     Extended Term............................................................     17

     8.3     Extended Term for Teknika................................................     17

     8.4     Material Breach By TOSOH.................................................     17

     8.5     Material Breach by GEN-PROBE.............................................     17

     8.6     Survival.................................................................     18

ARTICLE IX        PATENT MARKING......................................................     18

     9.1     Patent Marking...........................................................     18

ARTICLE X         ARBITRATION.........................................................     18

     10.1    Arbitration..............................................................     18

ARTICLE XI        MISCELLANEOUS.......................................................     19

     11.1    Assignment...............................................................     19

     11.2    Governing Law............................................................     19

     11.3    Counterparts.............................................................     19

     11.4    No Third Party Benefits..................................................     19

     11.5    Headings.................................................................     19

     11.6    Binding Effect...........................................................     19

     11.7    Compliance With Law......................................................     19
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                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      -ii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
     11.8    Notices..................................................................     19

     11.9    Amendment and Waiver.....................................................     20

     11.10   Severability.............................................................     20

     11.11   Attorneys' Fees..........................................................     20

     11.12   Calculation of "Net Sales" In Other License Agreements Between Parties...     20

     11.13   Confidentiality..........................................................     20

     11.14   Entire Agreement.........................................................     21

     11.15   Press Release............................................................     21

Exhibit A     GEN-PROBE Patents

Exhibit B     [...***...]

Exhibit C     Conditions of Sublicense under the Stanford Patent Rights

Exhibit D     Conditions of Immunity and Non-Assertion under the Teknika Patent Rights

Exhibit E     GEN-PROBE Products

                                               *CONFIDENTIAL TREATMENT REQUESTED

                              TMA LICENSE AGREEMENT

         THIS TMA LICENSE AGREEMENT (this "AGREEMENT"), effective as of January 1, 2004 ("EFFECTIVE DATE"), is by and between the following parties:

GEN-PROBE INCORPORATED, a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 10210, Genetic Center Drive, San Diego, California, 92121-4362, U.S.A. ("GEN-PROBE"), and

TOSOH CORPORATION a corporation duly organized under the laws of Japan, having Its principal place of business at 3-8-2, Shiba, Minato-ku, Tokyo, 105-8623, Japan ("TOSOH").

                                    PREAMBLE

         A. GEN-PROBE has developed proprietary technology relative to the amplification of genetic targets for use in nucleic acid tests for the detection of infectious diseases, cancers, and microorganisms (including without limitation viruses), referred to as the Transcription Mediated Amplification Method (the "TMA METHOD") as more fully defined below, and has the right to grant licenses under the Gen-Probe Patent Rights as defined below.

         B. TOSOH has developed proprietary technology relative to the amplification of genetic targets for use in nucleic acid tests for the detection of infectious diseases, cancers, and microorganisms (including without limitation viruses), referred to as the Transcription Reverse-transcription Concerted Amplification Method (the "TRC METHOD").

         C. TOSOH desires to obtain from GEN-PROBE a license to develop, make, have made, use, sell or offer for sale Licensed Products as defined below, and practice Licensed Methods as defined below.

         D. GEN-PROBE is willing to grant such a license on the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth hereinafter, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided herein or unless the context herein otherwise requires, the terms defined in this Article shall have the meanings specified below:

         1.1 "AFFILIATE" shall mean a corporation or other legal entity, that controls, is controlled by or is under common control with either Party directly or indirectly through one or more intermediaries. For purposes of this definition, "control" means the legal or beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or persons

                                       1.

                                                                    Confidential

performing similar functions, or of more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation; provided that such corporation or entity shall be deemed to be an Affiliate for purposes of this Agreement only so long as such Party maintains such ownership or control. Notwithstanding the foregoing, if, due to compliance by either Party with the requirements imposed by a foreign investment law or similar law, such Party is not able to own more than fifty percent (50%) of the outstanding shares of a joint venture company established in the country of such law, such Party shall be entitled to regard a joint venture company of which it owns fifty percent (50%) or less of such shares to be its Affiliate as long as such Party has the veto power to the decisions of major corporate matters of such joint venture company, upon written prior notice to the other Party as to the name of such joint venture and the requirements of such law, together with documentary proof of such requirements.

         1.2 "CALENDAR YEAR" shall mean a calendar year commencing on January 1 and ending on December 31.

         1.3 "DISPUTE" shall mean any dispute, controversy or claim between the Parties relating to, arising out of, or in any way connected to any provision of this Agreement or any ancillary agreements hereto.

         1.4      "EFFECTIVE DATE" shall mean the date first set forth above.

         1.5 "END-POINT DETECTION" shall mean a qualitative detection method the results of which can be determined by reference to a measurement taken from a sample at a single time point.

         1.6 "EXCHANGE RATE" shall mean, with respect to any amount to be converted from a foreign currency to U.S. dollars hereunder, the TTS rate quoted by the Bank of Tokyo-Mitsubishi, Limited, Tokyo, Japan on the closing of the last banking day in Tokyo of a Royalty Period.

         1.7      "FIELD" shall mean the field of [...***...].

         1.8 "FIRST COMMERCIAL SALE" shall mean the first sale by TOSOH or its Affiliate of any Licensed Product or the first practice by TOSOH or its Affiliate of any Licensed Method for consideration (and not for demonstration, government approval, testing or promotional purposes), whichever is earlier.

         1.9 "GEN-PROBE PATENT RIGHTS" shall mean (a) the patents and patent applications identified in EXHIBIT A hereto; (b) any other patents, utility models and applications therefor, now or hereafter owned or acquired by Gen-Probe and/or its Affiliates during the Term, the claims of which would be infringed by (i) the Licensed Products (to the extent practicing any

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       2.

                                                                    Confidential

TMA Method) or (ii) the use or practice of any TMA Method, in each case under which Gen-Probe and/or its Affiliates have the right to grant licenses, subject to the provisions of Section 3.11; (c) all reissues, reexaminations, renewals and extensions, continuations, continuations-in-part, amendments and divisions of any of the foregoing patents or patent applications in (a) and (b) above; (d) any other patents, utility models and applications therefor claiming priority from any of the foregoing patents, utility models and patent applications in
(a), (b) and (c) above, in whole or in part and (e) any additional patent licenses offered and accepted in accordance with Section 3.11 hereof. As used herein, "Gen-Probe Patent Rights" shall not include rights to specific nucleic acid sequences claimed by any of the above patents and utility models and applications therefor.

         1.10 "ISSUED VALID CLAIM" shall mean any claim of the issued and unexpired patents included within the Gen-Probe Patent Rights that has not been held unenforceable or invalid by any court, governmental agency, regulatory authority, arbitral tribunal or other body of competent jurisdiction in any unappealable or unappealed decision.

         1.11 "LABORATORY LICENSE AGREEMENT" shall mean any license agreement or contract between GEN-PROBE (or any of its Affiliates) and a third party laboratory, institution or other entity performing medical research, clinical studies or other services, for internal use or for use by third parties, under which GEN-PROBE grants a license under the Gen-Probe Patent Rights to research, develop, or make (but not sell or have sold) products (otherwise falling under the definition of Licensed Products).

         1.12 "LICENSED METHOD" shall mean the TMA Method or any method (other than the TEKNIKA Version as defined on EXHIBIT D to the extent that such version is protected by the Teknika Patent Rights), the practice of which would constitute, but for the license granted herein, an infringement of any Issued Valid Claim of the Gen-Probe Patent Rights.

         1.13     "LICENSED PRODUCT" shall mean:

                  (c) Any product that is specifically intended for use in practicing a Licensed Method;

                  (c) Any product that lacks a substantial use other than in practicing a Licensed Method; and

                  (c) Any product, the development, making, using, selling, offering for sale or disposal of which would constitute, but for the license granted herein, an infringement of any Issued Valid Claim of the Gen-Probe Patent Rights,

provided, however, that to the extent that the license granted hereunder by GEN-PROBE to TOSOH specifically excludes assay products for detection of the targets identified on EXHIBIT B hereto, as more fully set forth in Section 2.1 hereof, such assay products for detection of the targets identified on EXHIBIT B hereto shall also be excluded from the definition of Licensed Product.

         1.14 "NET SALES" shall mean the aggregate amount of revenue in U.S. Dollars (converted as necessary for sales made in a currency other than U.S. Dollars into U.S. Dollars at

                                       3.

                                                                    Confidential

the applicable Exchange Rate in accordance with the definition of "Exchange Rate" above) received or receivable by TOSOH and/or its Affiliates with respect to all Licensed Products sold or otherwise disposed of and all Licensed Methods practiced by TOSOH or its Affiliates for consideration during a Royalty Period (for any such Licensed Product sold or otherwise disposed of, or Licensed Method practiced for consideration other than cash, the sales price shall be deemed to be the average price at which identical or similar (after reasonable adjustments) Licensed Products or Licensed Methods sold or practiced by TOSOH or its Affiliates during the same Royalty Period in "arms-length" transactions), less only the following:

                  (a) the total amount of all credits and allowances reasonably granted by TOSOH and its Affiliates (if any) for such Licensed Products and Licensed Methods during such Royalty Period on account of refunds, price reductions, price discounts or rebates, whether arising out of recalls, rejections, returns or otherwise relating to Licensed Products sold or Licensed Method practiced prior to such Royalty Period (and for which royalties were previously paid hereunder);

                  (b) the total amount of all excise taxes, sales taxes, value added taxes, consumption taxes, customs duties and other taxes or duties (excluding income taxes or franchise taxes) imposed with respect to such Licensed Products sold and such Licensed Method practiced;

                  (c) the total amount of all separately itemized transportation charges (including packing, insurance, and freight costs) actually incurred in connection with the sales of such Licensed Products and practice of Licensed Method; and

                  (d) the portion of the revenues received or receivable of the Licensed Products (to the extent previously included in the calculation of "Net Sales" above) reasonably allocable to recovery of costs of the rented instruments, analyzers or similar equipment pursuant to "reagent/rental" programs or comparable sale or lease programs (including instrument upgrade/maintenance programs).

         1.15 "PARTY" or "PARTIES" means, in the singular, GEN-PROBE or TOSOH and in the plural, GEN-PROBE and TOSOH.

         1.16     "ROYALTY PERIOD" shall mean a [...***...].

         1.17 "SEMI-ANNUAL PERIOD" shall mean, for each calendar year, a six month period beginning on each January 1 or July 1, without regard to whether such dates are otherwise business days.

         1.18 "STANFORD" shall mean the Board of the Trustees of the Leland Stanford Junior University and its successors and assigns of the Stanford License Agreement.

         1.19 "STANFORD LICENSE AGREEMENT" shall mean that certain Co-Exclusive Agreement effective as of April 23, 1997 entered into by and between Stanford and GEN-PROBE as amended by Amendment No. 1 effective as of April 24, 1998, as the same may be further amended, supplemented, revised or modified from time to time.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       4.

                                                                    Confidential

         1.20 "STANFORD PATENT RIGHTS" shall mean US Patent No. 5,437,990 and any letters patent issued upon US Patent Application, Serial Number 080,479 filed on July 31, 1987 with respect to the technique of Selective Amplification of Targets Polynucleotide Sequences owned by Stanford, any foreign patents corresponding thereto, and/or any divisions, continuations, or continuations-in-part, or reissue thereof, under which GEN-PROBE has the right to grant sublicenses.

         1.21 "TEKNIKA" shall mean Organon Teknika B.V. (presently bioMerieux B.V.) and its successors and assigns of the Teknika Non-Assertion Agreement.

         1.22 "TEKNIKA NON-ASSERTION AGREEMENT" shall mean that certain Non-Assertion Agreement effective as of February 7, 1997 entered into by and between Teknika and GEN-PROBE, as the same may be amended, supplemented, revised or modified from time to time.

         1.23 "TEKNIKA PATENT RIGHTS" shall mean the patents and patent applications set forth in EXHIBIT D hereto under heading "Teknika Patent Rights," together with any unlisted patents and patent applications from which any of the listed patents claim priority, and any and all patents that have issued or in the future issue from the foregoing patents and patent applications, including utility models and design patents and certificates of invention, and all divisions, continuations, continuations-in-part, reissues, renewals, extensions or additions thereof claiming priority from any of the foregoing patents or patent applications heretofore or hereafter having legal force in any country to the extent that Teknika has the right to grant licenses, immunities, or rights thereunder or to assert rights thereunder, and under which GEN-PROBE has the right to grant immunities and non-assertions to its licensees.

         1.24     "TERM" shall mean the term of this Agreement set forth in
Section 8.1, as may be extended pursuant to Section 8.2 or 8.3 hereof.

         1.25 "TERRITORY" shall mean countries in which Gen-Probe Patent Rights has issued and any application therefor has been filed.

         1.26     "TMA METHOD" shall mean [...***...].

         1.27 "TOSOH DERIVATIVE PATENT RIGHTS" shall mean all the patents and utility models and applications therefor hereafter owned or acquired by TOSOH and/or its Affiliates during the Term that claim inventions, discoveries or improvements made by TOSOH and/or its Affiliates through the practice of the Gen-Probe Patent Rights, the claims of which would be infringed by any products practicing the TMA Method or the use or practice of the TMA Method, to the extent that TOSOH and/or its Affiliates have the right to grant licenses. For the avoidance of doubt, "Tosoh Derivative Patent Rights" shall not include rights to specific nucleic acid sequences claimed by any of the above patents and utility models and applications therefor.

         1.28 "UNITED STATES" shall mean the United States of America, its territories and possessions.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       5.

                                                                    Confidential

         1.29 "U.S. DOLLAR" or "US$" shall mean the lawful currency of the United States. All references in this Agreement to monetary amounts shall be to U.S. dollars unless otherwise stated.

                                   ARTICLE II
                                 GRANT OF RIGHTS

         2.1 GRANT OF LICENSE UNDER GEN-PROBE PATENT RIGHTS. Subject to the terms and conditions of this Agreement, GEN-PROBE hereby grants TOSOH, and TOSOH hereby accepts, a non-exclusive, non-transferable, royalty-bearing license under the Gen-Probe Patent Rights to develop, make, have made, use, import, offer for sale, sell, have sold or otherwise dispose of Licensed Products in the Field in the Territory, and to practice Licensed Methods in the Field in the Territory; provided, however, that such license grant by Gen-Probe specifically excludes assay products for detection of the targets identified on EXHIBIT B hereto, as long as and to the extent that Bayer Corporation has the exclusive distribution rights with respect to such assay products pursuant to a certain Agreement dated June 11, 1998 entered into by and between GEN-PROBE and Chiron Corporation, which is the predecessor in interest to Bayer Corporation with respect to such distribution rights. In the event that Bayer Corporation loses such exclusive distribution rights, GEN-PROBE shall immediately notify TOSOH of such event in writing, and such exclusion shall automatically cease and such assay products shall automatically be included in the license granted hereunder and in the definition of the "Licensed Products."

         2.2 GRANT OF SUBLICENSE UNDER STANFORD PATENT RIGHTS. Subject to the terms and conditions of this Agreement and particularly EXHIBIT C hereof, GEN-PROBE hereby grants TOSOH, and TOSOH hereby accepts, a non-exclusive, non-transferable, royalty-bearing sublicense under the Stanford Patent Rights within the scope of the license granted by Stanford to GEN-PROBE, to develop, make, have made, use, offer for sale, sell, have sold or otherwise dispose of Licensed Products in the Field, and to practice Licensed Methods in the Field, in any country where any of the Stanford Patent Rights has issued and any application therefor has been filed. In the event that the Stanford License Agreement is terminated for any reason, such rights granted by GEN-PROBE to TOSOH under this Section 2.2 shall continue with Stanford, provided that TOSOH assumes the obligations of GEN-PROBE under the Stanford License Agreement.

         2.3 SUBLICENSING. TOSOH shall have the right to sublicense to its Affiliates the licenses granted by GEN-PROBE to TOSOH under Sections 2.1 and 2.2 above but without any right to sublicense further. TOSOH shall not have the right to grant a sublicense to any party other than its Affiliates under the Gen-Probe Patent Rights without the prior written consent of GEN-PROBE. Nor shall TOSOH have the right to grant a sublicense to any party other than its Affiliates under the Stanford Patent Rights without the prior written consent of Stanford and GEN-PROBE.

         2.4 GRANT OF BENEFIT OF IMMUNITY UNDER TEKNIKA PATENT RIGHTS, ETC. Subject to the terms and conditions of this Agreement and particularly EXHIBIT D hereof, as long as TOSOH remains the licensee of GEN-PROBE hereunder, GEN-PROBE hereby grants TOSOH and its Affiliates, and TOSOH for itself and on behalf of its Affiliates hereby accepts, the benefits obtained from Teknika of such immunity and non-assertion under the Teknika Patent

                                       6.

                                                                    Confidential

Rights and any other patent rights owned and acquired by Teknika as set forth in the Teknika Non-Assertion Agreement, which shall be given to Licensed Products developed, made, had made, used, offered for sale, sold, had sold or otherwise disposed of in the Field, and Licensed Methods practiced in the Field under this Agreement. In the event the Teknika Non-Assertion Agreement is terminated by Teknika due to GEN-PROBE's fault, the benefits granted by GEN-PROBE to TOSOH and its Affiliates under this Section 2.4 shall continue with Teknika, provided that TOSOH in writing assumes the obligations of GEN-PROBE under the Teknika Non-Assertion Agreement at least ninety (90) days prior to the termination of the Teknika Non-Assertion Agreement, such termination and date thereof to be immediately notified by GEN-PROBE to TOSOH in writing.

         2.5 LIMITATION ON SCOPE OF GRANT. For a period of [...***...] following the Effective Date, the license and benefit of immunity granted to TOSOH under the terms of Sections 2.1 through 2.4 above expressly excludes the right to make, have made, use, offer for sale, sell, have sold or otherwise dispose of Licensed Products for practicing the TMA Method with End-Point Detection or to practice the TMA method with End-Point Detection. Following the expiration of such [...***...] period, the grant of such license and benefit of immunity expressly excludes the right to make, have made, use, offer for sale, sell, have sold or otherwise dispose of Licensed Products for practicing the TMA Method with End-Point Detection or to practice the TMA Method with End-Point Detection with respect to any Licensed Product or Licensed Method that competes with any of the GEN-PROBE products in existence as of the Effective Date as set forth in EXHIBIT E hereof (including any subsequent versions of such products, packaging or part numbers of such products).

         2.6 OWNERSHIP, ETC. GEN-PROBE shall retain the unrestricted right to use, and/or license for use for any purpose whatsoever Gen-Probe Patent Rights inside or outside the Field, except that GEN-PROBE may not exercise such right in contravention of, or in conflict with, the express terms and conditions hereof. Except for the licenses and rights expressly granted hereunder, no right, title, or interest in any discovery, invention or other technology, data or information or any patent, copyright, trademark, or other intellectual property rights therein owned by GEN-PROBE or its Affiliates shall be granted to TOSOH under this Agreement. GEN-PROBE shall not be under any obligation to grant to TOSOH any additional licenses and rights other than those granted hereby.

                                  ARTICLE III
                       LICENSE FEES AND RUNNING ROYALTIES

         3.1 LICENSE FEE. In consideration of the licenses and rights granted herein, subject to Section 3.12(b)(1) below, TOSOH agrees to pay a one-time, non refundable license fee of [...***...] to GEN-PROBE in accordance with the following schedule:

                  (a) three and one-half million U.S. dollars ($3,500,000) to be due and payable within thirty (30) days of the Effective Date;

                  (b) three and one-half million U.S. dollars ($3,500,000) to be due and payable no later than December 31, 2004; and

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       7.

                                                                    Confidential

                  (c)      [...***...].

         3.2 RUNNING ROYALTIES. In consideration of the licenses granted under the Gen-Probe Patent Rights and the benefits of immunity and non-assertion given under the Teknika Patent Rights, TOSOH further agrees to pay to GEN-PROBE a royalty on the total Net Sales of all Licensed Products sold or otherwise disposed of by TOSOH and its Affiliates for consideration and the Licensed Methods practiced by TOSOH and its Affiliates for consideration during a Royalty Period. Subject to the provisions of Section 8.2, running royalties shall be paid at the flat rate of [...***...] on all sales or dispositions made for consideration in the United States and at the following rates on all sales or dispositions made for consideration outside the United States, depending on the portions of the total Net Sales of such sales outside the United States.

Royalty Rate                   Portion of Total Net Sales
------------                   --------------------------
[...***...]                 Less than or equal to [...***...]
[...***...]                 More than [...***...]
[...***...]                 More than [...***...]
[...***...]                 More than [...***...]

         3.3 ACCRUAL OF RUNNING ROYALTIES. Running royalties shall accrue on Licensed Products or Licensed Methods only to the extent that TOSOH or its Affiliates make, have made, use, sell, offer to sell, import or otherwise dispose of such Licensed Products or practice such Licensed Method for consideration in a country in which such act would infringe an Issued Valid Claim in that country but for the license granted hereunder; provided, however, that no royalty shall accrue with respect to a reasonable number of Licensed Products sold or otherwise disposed by TOSOH for demonstration, government approval, development, quality assurance, testing or promotional purposes. For the avoidance of doubt:

                  (a) Any running royalty shall not accrue with respect to Licensed Products made, had made, used, imported, sold, offered for sale or otherwise disposed of or Licensed Methods practiced, in a country in which (i) there exists no Issued Valid Claim or (ii) such act would not infringe an Issued Valid Claim in that country;

                  (b) If and when Licensed Products are made or had made in a country in which such act would infringe an Issued Valid Claim in that country but for the license granted hereunder and sold or otherwise disposed of for consideration in a country, whether or not there exists an Issued Valid Claim in that country or whether or not such sales or disposal would not infringe an Issued Valid Claim in that country, then the Net Sales of the sales and disposal by TOSOH or its Affiliates of such Licensed Products to or in the country in which the Licensed Products are sold or otherwise disposed of shall be used for the purpose of calculating the running royalties.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       8.

                                                                    Confidential

                  (c) If and when Licensed Products are made or had made in a country in which such act would not infringe an Issued Valid Claim in that country and sold or otherwise disposed of for consideration in a country in which such act would infringe an Issued Valid Claim in that country, then the Net Sales of the sales and disposal by TOSOH or its Affiliates of such Licensed Products in the country in which the Licensed Products are sold or otherwise disposed of shall be used for the purpose of calculating the running royalties.

                  (d) No running royalties shall accrue at the time of the transfer, sale or disposal of Licensed Products by TOSOH to any of its Affiliates or by any of its Affiliates to another Affiliate. In such event, running royalties shall accrue at the time of the sale or disposal of Licensed Products by such Affiliate to any third party.

         3.4      [...***...].

         3.5 RUNNING ROYALTIES PAYMENTS. The running royalties accrued under Section 3.2 above shall be paid by TOSOH on a Royalty Period basis. Payments shall be made within [...***...] of the end of each Royalty Period. All running royalties payable under Section 3.2 shall first be calculated in the currency of sale and then converted into U.S. dollars based upon the Exchange Rate, and shall be made in U.S. dollars without deduction of exchange fees and bank commissions charged by the sending bank in Japan. Payments shall be made by TOSOH to GEN-PROBE by wire transfer to the bank account as instructed by GEN-PROBE in writing.

         3.6 WITHHOLDING TAXES. In the event that TOSOH is required to withhold taxes imposed on any payment to GEN-PROBE hereunder by virtue of applicable law or regulations in Japan and/or in a country in which its Affiliate sublicensed hereunder is located, then such withholding tax shall be paid by TOSOH to the appropriate tax authorities on a timely basis by deducting it from the payment due GEN-PROBE, and TOSOH shall provide GEN-PROBE with official documentation and/or tax receipt on such withholdings supporting such payment of taxes as may be required by GEN-PROBE for its tax records. Upon request by GEN-PROBE, TOSOH and GEN-PROBE shall cooperate in obtaining a reduced tax rate under an international tax convention.

         3.7 ROYALTY REPORTS. A royalty report containing the following information shall accompany each royalty payment:

                  (a) The total revenues of Licensed Products sold and Licensed Method practiced by TOSOH and its Affiliates during the applicable Royalty Period;

                  (b)      Calculation of Net Sales for the applicable Royalty
Period;

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       9.

                                                                    Confidential

                  (c) Total Net Sales in U.S. dollars for the applicable Royalty Period, together with the Exchange Rates used for conversion; and,

                  (d) Calculation of the royalty amount payable to GEN-PROBE for the applicable Royalty Period.

If no running royalties are due GEN-PROBE for a Royalty Period, the royalty report shall so state. All royalty reports shall be maintained in strict confidence by GEN-PROBE.

         3.8 BOOKS OF ACCOUNTS AND RECORDS. TOSOH shall keep, and shall cause its Affiliates to which sublicenses have been granted under Section 2.3 hereof to keep, for a period of three (3) years after the close of each fiscal year of TOSOH and such Affiliates, complete, true and accurate books of account and other records containing all information and data which may be necessary to ascertain and verify the amount of running royalties payable to GEN-PROBE hereunder, including, without limitation, detailed backup for the computations of Net Sales. During the term of this Agreement and for a period of two (2) years thereafter, GEN-PROBE shall have the right (which GEN-PROBE may not exercise more than once during each fiscal year) to cause an independent public accounting firm selected by GEN-PROBE and acceptable to TOSOH to inspect, at GEN-PROBE's own cost, the books and records of TOSOH and its Affiliates to which sublicenses have been granted for the sole purpose of determining the accuracy of the royalty report and calculation of running royalties. Such inspection shall be made during normal business hours of TOSOH and such Affiliates and with at least thirty (30) day prior notice. All the information disclosed to or obtained by the independent public accounting firm shall not be disclosed to anyone including GEN-PROBE (except as required by applicable law or by any court, governmental agency or regulatory authority) and shall be held in strict confidence, except that the independent public accounting firm may disclose to GEN-PROBE whether any discrepancy in running royalties payment has been found and the amount of such discrepancy.

         3.9 LATE PAYMENTS. In the event that any amount due GEN-PROBE by TOSOH hereunder is not paid when due, TOSOH shall on GEN-PROBE's demand pay to GEN-PROBE interest on overdue amount at the rate of [...***...] per annum from the due date of such amount until the date such overdue payment is actually received by GEN-PROBE.

         3.10 RUNNING ROYALTIES PAYABLE TO STANFORD. In consideration of the sublicense granted under the Stanford Patent Rights pursuant hereto, TOSOH agrees to pay to Stanford through GEN-PROBE an additional royalty on the net sales defined in EXHIBIT C hereto of all licensed products defined in EXHIBIT C sold by TOSOH and its Affiliates at the rate of [...***...] in accordance with the other terms and conditions contained in EXHIBIT C hereto. The running royalties payable under this Section 3.10 shall be determined on a quarterly basis. The provisions of Sections 3.6 and 3.7 above shall apply mutatis mutandis to the payment of running royalties to Stanford.

         3.11 THIRD PARTY ADDITIONAL ROYALTIES. If, after the Effective Date and during the Term, GEN-PROBE and/or its Affiliates obtain any rights in patents owned by third parties, the claims of which would be infringed by the Licensed Products to the extent practicing any of the Gen-Probe Patent Rights or the use or practice of any of the Gen-Probe Patent Rights and under

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      10.

                                                                    Confidential

which Gen-Probe and/or its Affiliates have the right to grant licenses, then such rights shall be included within the GEN-PROBE Patent Rights at TOSOH's option upon TOSOH's written agreement to pay any royalties that may be due to the third party in connection with TOSOH's sale of Licensed Products or use of Licensed Methods, provided, however, that such rate shall not be more than GEN-PROBE itself is obligated to pay on sales of its own products. In the event that such rights in patents owned by a third party are obtained pursuant to
Section 3.12 (a), TOSOH shall not be required to pay GEN-PROBE any royalties due to the third party. This Section 3.11 shall not apply to any license obtained by TOSOH pursuant to Section 3.12 (b).

         3.12 INFRINGEMENT OF PATENTS OWNED BY THIRD PARTY. If any third party makes a written claim or demand, or brings an action, suit or proceeding against TOSOH and/or any of its Affiliates alleging infringement of such third party's rights of patents or utility models by reason of the Licensed Products manufactured, sold or otherwise disposed of by TOSOH or any of its Affiliates (but only to the extent of that portion of the Licensed Product that practices the TMA Method as claimed in any Gen-Probe Patent Rights), or the Licensed Methods practiced by TOSOH or any of its Affiliates, then TOSOH shall promptly notify GEN-PROBE in writing, and provide copies of all materials or papers received by or served on TOSOH and/or any of its Affiliates from or by such third party.

                  (a) Within sixty (60) days of receipt of notice from TOSOH, GEN-PROBE may, at its sole option and in its sole discretion, elect to defend TOSOH and/or any of its Affiliates against such third party's allegation of infringement. If GEN-PROBE exercises its option and elects to defend TOSOH and/or any of its Affiliates, then:

                                    (1) GEN-PROBE shall indemnify TOSOH and/or
any of its Affiliates against all damage and cost as a result of the allegation of infringement; and

                                    (2) TOSOH shall cooperate reasonably at
GEN-PROBE's expense with GEN-PROBE in defending against the allegation of infringement.

                  (b) If GEN-PROBE does not exercise its option and elect to defend TOSOH and/or any of its Affiliates within sixty (60) days of receipt of notice from TOSOH, then TOSOH shall send a written notice (the "SECOND NOTICE") to GEN-PROBE stating that such sixty (60) day period has expired. If, within fifteen (15) days following the receipt by GEN-PROBE of the Second Notice, GEN-PROBE has not notified TOSOH of its desire to exercise its option and elect to defend TOSOH and/or any of its Affiliates against such third party's allegation of infringement, then TOSOH shall have the right to either:

                                    (1) (i) demand GEN-PROBE to [...***...], if
such accusation occurs in Japan no later than [...***...] after the First Commercial SALE but in no event later than [...***...] there, or in the United States or any European country no later than [...***...] after the First Commercial Sale but in no event later than [...***...] there, whereupon notwithstanding to the contrary contained herein, GEN-PROBE shall immediately [...***...], and (ii)(A) [...***...], then terminate the license hereunder and TOSOH's rights under the Gen-Probe Patent

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      11.

                                                                    Confidential

Rights hereunder with respect to United States or the European country (as the case may be) as to which the refund is demanded and paid and/or (B) if the refund is demanded as to Japan, then terminate the license hereunder and all TOSOH's rights under the Gen-Probe Patent Rights hereunder if the refund is demanded and paid with respect to Japan;

Refund Rate                  Country
-----------                  -------
[...***...]                United States
[...***...]                A European country
[...***...]                Japan

OR

                                    (2) continue this Agreement in full force
and effect, in which case no refund shall be payable to TOSOH under Section 3.12(b)(1) above, and (i) enter into a license agreement with such third party which covers the manufacture and sale of Licensed Products and practice of Licensed Methods by TOSOH and/or its Affiliates, and (ii) offset any commercially reasonable license fee and running royalties paid by TOSOH to such third party with respect to Licensed Products sold or otherwise disposed of or the Licensed Methods practiced by TOSOH and/or its Affiliates in such country against the royalty due and payable to GEN-PROBE with respect to the same Licensed Products and Licensed Methods hereunder if such accusation occurs after the First Commercial Sale.

                                   ARTICLE IV
                                    GRANTBACK

         4.1 GRANT OF LICENSE UNDER TOSOH DERIVATIVE PATENT RIGHTS. TOSOH hereby grants GEN-PROBE, and shall cause its Affiliates to which sublicenses have been granted under Section 2.3 hereof to grant to GEN-PROBE, and GEN-PROBE hereby accepts, a non-exclusive, non-transferable, royalty-bearing license under the Tosoh Derivative Patent Rights to develop, make, have made, use, offer for sale, sell, have sold, import or otherwise dispose of any product or any method practicing the Tosoh Derivative Patent Rights in the Field in the countries where any of the Tosoh Derivative Patent Rights has been issued and any application therefor has been filed, subject to the terms and conditions stated below:

                  (a) Specifically excluded from the license under Tosoh Derivative Patent Rights is any assay products for detection of the targets identified on EXHIBIT B, as long as and to the extent that such exclusion remains with respect to Licensed Products and Licensed Method.

                  (b) GEN-PROBE shall have the right to sublicense to its Affiliates the licenses and rights granted by TOSOH to GEN-PROBE under this
Section 4.1, but without any right to sublicense further. GEN-PROBE shall not have the right to grant a sublicense to any party other than its Affiliates without the prior written consent of TOSOH.

                  (c) The Parties shall agree upon a commercially reasonable running royalty rate and/or other commercially reasonable terms and conditions of the license granted to GEN-PROBE under the Tosoh Derivative Patent Rights through good faith negotiations, taking into consideration the value contributed by the Tosoh Derivative Patent Rights to the TMA

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      12.

                                                                    Confidential

Method in comparison with the license fee and running royalty rates for license under the Gen-Probe Patent Rights.

                  (d) Promptly after any of the Tosoh Derivative Patent Rights has become public or has issued, Tosoh shall inform GEN-PROBE of such Tosoh Derivative Patent Rights and provide the patent application and specification thereof.

         4.2 NO FURTHER LICENSE. Except for the licenses expressly granted hereunder, no right, title, or interest in any discovery, invention or other technology, data or information or any patent, copyright, trademark, or other intellectual property rights therein owned by TOSOH and its Affiliates shall be granted to GEN-PROBE under this Agreement. TOSOH shall not be under any obligation hereunder to grant to GEN-PROBE any additional licenses other than those granted hereby in any patent, copyright, trademark, or other intellectual property.

         4.3 INFRINGEMENT OF PATENTS OWNED BY THIRD PARTY. If any third party makes a written claim or demand, or brings an action, suit or proceeding against GEN-PROBE and/or any of its Affiliates alleging infringement of patents or utility models owned by such third party in a country where the Tosoh Derivative Patent Rights has been issued by reason of the products practicing the Tosoh Derivative Patent Rights manufactured, sold or otherwise disposed of by GEN-PROBE and/or any of its Affiliates, then GEN-PROBE shall promptly notify TOSOH in writing, and provide copies of all materials or papers received by or served on GEN-PROBE and/or any of its Affiliates from or by such third party. In the event that it would be impractical for GEN-PROBE or its Affiliates to continue to sell products practicing the Tosoh Derivative Patent Rights or change to non-infringing products except a royalty bearing license from such third party if such accusation should prove, GEN-PROBE shall have the right to
(i) enter into a license agreement with such third party which covers the manufacture and sale by GEN-PROBE and/or its Affiliates of such products practicing the Tosoh Derivative Patent Rights, and (ii) offset the running royalties paid by GEN-PROBE to such third party with respect to such products sold by GEN-PROBE and its Affiliates in such country against the royalty due and payable to TOSOH with respect to the same products hereunder.

                                   ARTICLE V
                       REPRESENTATION AND WARRANTIES, ETC.

         5.1 LEGAL RIGHT. Each Party represents and warrants that it has all requisite power, authority and legal right to enter into this Agreement, and to perform its obligations set forth herein.

         5.2 AUTHORIZATION. Each Party represents and warrants that the execution, delivery and performance by it (a) have been duly authorized by all necessary corporate or other actions of it, and (b) do not contravene, conflict with or result in a breach of any permit, authorization or license, any charter or any other organizational document, or any law, regulation, judgment, order, agreement or legal or contractual obligations or restriction binding on or otherwise affecting it.

         5.3 REQUIRED ACTIONS. Each Party represents and warrants that all acts, conditions and things required to be done, fulfilled and performed by it in order (a) to enable it to lawfully

                                      13.

                                                                    Confidential

enter into or to perform its obligations under this Agreement, (b) to ensure that its obligations under this Agreement are legal, valid and binding and (c) to make this Agreement enforceable and admissible in evidence, have been done, fulfilled and performed and will be done, fulfilled and performed.

         5.4 GEN-PROBE PATENT RIGHTS. GEN-PROBE represents and warrants that it has the full legal power and right to grant the licenses and rights under the Gen-Probe Patent Rights as set forth in this Agreement. GEN-PROBE shall be responsible for effectuating the patent applications included within the Gen-Probe Patent Rights and for maintaining the filed patents of the Gen-Probe Patent Rights in effect and full force during the Term. GEN-PROBE represents and warrants that the Gen-Probe Patent Rights identified in EXHIBIT A hereto include all the patents and patent applications owned by GEN-PROBE and its Affiliates necessary for the practice of the TMA Method as of the Effective Date. In the event that any patents or patent applications owned by GEN-PROBE and its Affiliates necessary for the practice of the TMA Method as of the Effective Date are missing from EXHIBIT A hereto, such missing patents or patent applications shall be automatically incorporated into EXHIBIT A hereto and included in the Gen-Probe Patent Rights.

         5.5 STANFORD PATENT RIGHTS. GEN-PROBE represents and warrants that it has the full legal power and right to grant the sublicense to TOSOH under the Stanford Patent Rights as set forth in this Agreement. GEN-PROBE shall be responsible for maintaining the license (including the right to sublicense to TOSOH) under the Stanford Patent Rights in effect and full force during the term of the Stanford License Agreement. In the event that the Stanford License Agreement is amended, supplemented, revised, modified or terminated, GEN-PROBE shall immediately notify TOSOH of such event.

         5.6 TEKNIKA PATENT RIGHTS. GEN-PROBE represents and warrants that it has the full legal power and right to grant the benefits of immunity and non-assertion under the Teknika Patent Rights and other patents rights as set forth in this Agreement to Licensed Product sold and Licensed Method practiced hereunder. GEN-PROBE shall be responsible for maintaining the benefits of such immunity and non-assertion in effect and full force during the term of the Teknika Non-Assertion Agreement. In the event that the Teknika Non-Assertion Agreement is amended, supplemented, revised, modified or terminated, GEN-PROBE shall immediately notify TOSOH of such event.

         5.7 NO CLAIM. GEN-PROBE represents and warrants that there are no claims, actions, suits, or proceedings pending against GEN-PROBE, or to the knowledge of GEN-PROBE, threatened against, or affecting the TMA Method as practiced by GEN-PROBE before any court, governmental agency, regulatory authority, arbitral tribunal or other body.

         5.8 DISCLAIMER. Except otherwise expressly represented and warranted hereunder, the license and rights herein granted by either Party to the other Party are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. Subject to the provisions of Section 3.12 hereof, GEN-PROBE MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT OF OTHERS. Subject to the provisions of Section 4.3 hereof,

                                      14.
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                                                                    Confidential

TOSOH MAKES NO REPRESENTATION OR WARRANTY THAT THE PRODUCTS OR METHOD PRACTICING THE TOSOH DERIVATIVE PATENT RIGHTS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT OF OTHERS. Except as expressly set forth in Section 5.4 hereof, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY MADE BY EITHER PARTY THAT ANY PATENT OR UTILITY MODEL WILL ISSUE BASED UPON ANY PENDING APPLICATION THEREFOR OR THAT ANY PATENT OR UTILITY MODEL IS OR WILL BE VALID.

         5.9 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED ON ANY THEORY OF LIABILITY AND WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), INCLUDING LOST PROFITS OR REVENUES AND LOSS OF GOODWILL, REGARDLESS OF WHETHER SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

                                   ARTICLE VI
                                   [...***...]

         6.1 [...***...]. GEN-PROBE agrees that, in the event that [...***...] the license.

                                  ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY TOSOH. Subject to the provisions of Section 5.9, TOSOH shall indemnify, defend, and hold harmless GEN-PROBE and its Affiliates and their directors, officers, employees, and agents and their respective successors and permitted assigns against any and all claims, suits, losses, liability, damages, or expenses (including reasonable attorney's fees and expenses of litigation) resulting from or arising out of the exercise by TOSOH and its Affiliates of the licenses and rights granted herein under the Gen-Probe Patent Rights including any manufacture, use or sale of a Licensed Product or practice of a Licensed Method. This indemnification shall include, but not be limited to, any product liability.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      15.

                                                                    Confidential

7.2 INDEMNIFICATION BY GEN-PROBE. GEN-PROBE shall indemnify, defend, and hold harmless TOSOH and its Affiliates and their respective successors and permitted assigns against any and all claims, suits, losses, liability, damages, or expenses (including reasonable attorney's fees and expenses of litigation) resulting from or arising out of any allegation of infringement of the Stanford Patent Rights or the Teknika Patent Rights, as the case may be, made or brought by Stanford or Teknika against TOSOH or its Affiliates by reason of the Licensed Products to the extent practicing the TMA Method (as claimed in any Gen-Probe Patent Rights) or Licensed Method practiced by TOSOH or its Affiliates hereunder. GEN-PROBE shall further indemnify, defend, and hold harmless TOSOH and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and permitted assigns against any and all claims, suits, losses, liability, damages, or expenses resulting from or arising out of the exercise by GEN-PROBE and its Affiliates of the licenses granted herein under the Tosoh Derivative Patent Rights including any manufacture, use or sale of a product or method practicing the Tosoh Derivative Patent Rights (including reasonable attorney's fees and expenses of litigation). This indemnification shall include, but not be limited to, any product liability.

         7.3 OBLIGATIONS OF THE INDEMNIFIED PARTY. In each instance under this Agreement where either Party (the "INDEMNIFYING PARTY") agrees to indemnify the other Party (the "INDEMNIFIED PARTY"), the provisions of this Section 7.3 shall apply.

                  (a) In the event that any such claim, action or demand is made against the Indemnified Party, the Indemnified Party shall promptly upon becoming aware of any such claim, demand or suit, notify the Indemnifying Party in writing as to the nature and particulars of the same, promptly furnish the Indemnifying Party with copies of any and all documents (inclusive of all correspondence and pleadings other than attorney-client communications) pertaining thereto, and provide the Indemnifying Party, at the cost of the Indemnifying Party, with reasonable cooperation for the Indemnifying Party to mitigate a loss or damage arising from any such claim, demand or suit. The Indemnified Party shall also keep the Indemnifying Party continuously and fully informed in a timely manner as to the status of the same and shall provide the Indemnifying Party with copies of any additional documents pertaining thereto in a timely manner.

                  (b)      The obligations of the Indemnifying Party under
Section 7.1 or 7.2 shall be contingent upon (i) the Indemnified Party giving prompt written notice to the Indemnifying Party of any indemnified claim, action or demand as provided in subparagraph (a) above, (ii) the Indemnified Party allowing the Indemnifying Party to control the defense and related settlement negotiations, including the selection of one attorney or law firm to represent the Indemnified Party (who may also be the Indemnifying Party's attorney or law firm), and (iii) the Indemnified Party fully assisting in the defense so long as the Indemnifying Party agrees to pay the Indemnified Party's out-of-pocket expenses.

                                  ARTICLE VIII
                              TERM AND TERMINATION

         8.1 ORIGINAL TERM. This Agreement shall commence on the Effective Date and shall remain in effect until [...***...] in all countries within the Territory other than North America

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      16.

                                                                    Confidential

(the "NON-NORTH AMERICA TERRITORY"), and until January 1 , 2013 in North America (the "NORTH AMERICA TERRITORY"), unless earlier terminated as provided in this
Article VIII.

         8.2 EXTENDED TERM. By giving notice in writing (the "EXTENSION NOTICE") to GEN-PROBE not less than thirty (30) days prior to each expiration of the original Term or extended Term, TOSOH may, at its sole discretion, extend the original Term or extended Term in the Non-North America Territory or the North America Territory, whereupon all the rights and licenses granted herein shall continue until the expiration date specified in such Extension Notice, which shall not be less than one year following the then-existing termination date of this Agreement.

         If the original Term is extended beyond [...***...] in a country or countries in the Non-North America Territory, the running royalty rate applicable to Net Sales of the Licensed Products or practice of Licensed Methods in such country or countries thereafter shall be the flat rate of [...***...]. If an extended Term is further extended beyond December 31, 2016 in a country or countries in the Non-North America Territory, the running royalty rate applicable to Net Sales of the Licensed Products or practice of Licensed Methods in such country or countries thereafter shall be the flat rate of [...***...].

         If the original Term is extended beyond January 1, 2013 in the North America Territory; the running royalty rate applicable to Net Sales of the Licensed Products or practice of Licensed Method in the North America Territory thereafter shall be the flat rate of [...***...]. If an extended Term is further extended beyond December 31, 2015 in the North America Territory, the running royalty rate applicable to Net Sales of the Licensed Products or practice of Licensed Method in the North America Territory thereafter shall be the flat rate of [...***...].

         8.3 EXTENDED TERM FOR TEKNIKA. By giving an Extension Notice to GEN-PROBE prior to each expiration of the original Term or extended Term, TOSOH may, at its sole discretion, extend the original Term or extended Term in the Non-North America Territory or the North America Territory only to the extent of the Teknika Patent Rights, whereupon the benefits of immunity and non-assertion granted herein until the expiration date of any of the Teknika Patent Rights in such Territory designated in the Extension Notice by TOSOH, to the extent that GEN-PROBE has the right to grant such extension.

         8.4 MATERIAL BREACH BY TOSOH. If TOSOH violates or fails to perform any material term or covenant of this Agreement, GEN-PROBE may give written notice of such default to TOSOH. If TOSOH fails to take appropriate steps to cure such default within sixty (60) days of the effective date of such notice of default, GEN-PROBE shall have the right to terminate this Agreement by issuing a written notice of termination to TOSOH without prejudice to any rights or remedies available under this Agreement, at law or in equity. The license, rights and benefits previously granted to TOSOH hereunder shall terminate automatically on the effective date of such notice of termination The license granted to GEN-PROBE shall continue in force and effect, subject to GEN-PROBE's obligations to pay royalties to TOSOH.

         8.5 MATERIAL BREACH BY GEN-PROBE. If GEN-PROBE violates or fails to perform any material term or covenant of this Agreement, TOSOH may give written notice of such default to GEN-PROBE. If GEN-PROBE fails to take appropriate steps to cure such default

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      17.

                                                                    Confidential

within sixty (60) days of the effective date of such notice of default, TOSOH shall have the right to (a) continue this Agreement in full force and effect, or
(b) terminate the provisions of Article IV by issuing a written notice of termination thereof, in which event the license previously granted to GEN-PROBE hereunder shall terminate automatically on the effective date of such notice of termination, or (c) terminate this Agreement as a whole by issuing a written notice of termination to GEN-PROBE. In all events, TOSOH may pursue all available remedies under this Agreement, at law or equity against GEN-PROBE by reason of such breach.

         8.6 SURVIVAL. The following shall survive the expiration or termination of this Agreement:

                  (a) TOSOH's obligations to pay the license fee and running royalties that have accrued prior to termination;

                  (b) GEN-PROBE's obligations to pay the running royalties that have accrued prior to termination; and

                  (c) The provisions of Sections 5.8 and 5.9, Article VII (but only with respect to activities engaged in by the parties during the term of the Agreement), Sections 10.1, 11.2, 11.7, 11.8, 11.11, 11.13 and this
Section 8.6.

                                   ARTICLE IX
                                 PATENT MARKING

         9.1 PATENT MARKING. If reasonably requested by either Party, the other Party agrees to mark a container or insert therein containing a Licensed Product under the Gen-Probe Patent Rights or a product practicing the Tosoh Derivative Patent Rights, as the case may be, manufactured by such other Party or its Affiliates hereunder with such patent notice as may be required by the laws of a country where such Licensed Product or such product, as the case may be, is sold.

                                    ARTICLE X
                                   ARBITRATION

         10.1 ARBITRATION. In the event of any Dispute, the Parties shall seek to settle their differences amicably between themselves, including entering into non-binding mediation. Any unresolved Dispute shall be resolved by final and binding arbitration in accordance with this Article. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) days following such notice to allow the Parties to attempt to resolve the Dispute. If the Parties are still unable to resolve the Dispute, the Party giving notice may institute the arbitration proceedings under the rules of Arbitration of the International Chamber of Commerce as then in effect (the "ICC RULES"). Arbitration shall be held in The Hague, Netherlands. The arbitration shall be conducted in English before three arbitrators, with each Party to select one arbitrator and with the third arbitrator to be appointed in accordance with the ICC Rules. The arbitrators shall not have the power to award punitive damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Any arbitration award shall be final and binding on the Parties. Judgment on the

                                      18.
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                                                                    Confidential

award may be entered in any court having jurisdiction. Nothing contained in this Article shall prevent either Party from seeking temporary restraining orders, temporary or permanent injunctions or such other relief in any court of competent jurisdiction.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 ASSIGNMENT. Neither Party to this Agreement shall have the right to assign, delegate or otherwise transfer any rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Any such purported transfer without such prior written consent shall be deemed void and without effect.

         11.2 GOVERNING LAW. This Agreement will be construed and governed by the laws of the State of New York, without giving effect to conflict of law provisions.

         11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         11.4 NO THIRD PARTY BENEFITS. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their Affiliates or their respective successors or permitted assigns, any benefits, rights or remedies.

         11.5 HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

         11.6 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties and their Affiliates and their respective successors and assigns.

         11.7 COMPLIANCE WITH LAW. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

         11.8 NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and in English, and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

         If to GEN-PROBE:                      If to TOSOH:

         Gen-Probe Incorporated                Tosoh Corporation
         10210 Genetic Center Drive            3-8-2, Shiba, Minato-ku
         San Diego, California 92121 - 4362    Tokyo 105-8623
         U.S.A.                                Japan
         Attn: Chairman                        Attn: Senior General Manager

                                      19.
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                                                                    Confidential

                                               Scientific Instruments Division
                                            Facsimile: [...***...]

Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

         11.9 AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         11.10 SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid, or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

         11.11 ATTORNEYS' FEES. If either Party commences an arbitration or other action against the other Patty to enforce any of the terms hereof or because of the material breach by such other Party of any of the terms or covenants hereof, the prevailing Party shall be entitled, in addition to any other relief granted, to all reasonable out-of-pocket costs and expenses incurred by the prevailing Party in connection with such action, including, without limitation, all reasonable attorneys' fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

         11.12 CALCULATION OF "NET SALES" IN OTHER LICENSE AGREEMENTS BETWEEN PARTIES. The Parties have discussed the possibility of entering into other license agreements concerning other patent rights. The Parties agree that in any such other license agreements, "Net Sales" shall be defined in a manner to permit a deduction from gross sales of all running royalties to be made under this Agreement which are reasonably allocated to each royalty period therein.

         11.13 CONFIDENTIALITY. Except as required by law or a court or administrative order, the terms of this Agreement and all information disclosed hereunder and designated as confidential shall be considered as confidential information of the disclosing Party and the receiving Party shall use the same care to protect such information as it uses to protect its own confidential information of like kind. This confidentiality obligation shall not apply:

                  (a) to information which was generally available to the public at the time of disclosure, or information which becomes available to the public after disclosure by the disclosing Party other than through fault of the receiving Party; or

                  (b) to information which has been already known to the receiving Party prior to its receipt from the disclosing Party; or

                  (c) to information which is obtained at any time lawfully from a third party under circumstances permitting its disclosure to others; or

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      20.
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                  (d)      to information which is developed independently by
the receiving Party other than through knowledge of the information received from the disclosing Party.

         Notwithstanding the foregoing, promptly after the execution of this Agreement, the Parties shall agree upon the substance of information that can be used to describe the terms of the transaction contemplated by this Agreement so that the Parties can disclose such information, as may be modified by mutual written agreement from time to time, without the other party's consent.

         11.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

         11.15 PRESS RELEASE. Neither Party shall issue any press release or other public announcement relating to this Agreement without obtaining the other Party's written approval, which will not be unreasonably withheld.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

GEN-PROBE INCORPORATED

By: /s/ Henry L. Nordhoff
    ----------------------------------------
       Henry L. Nordhoff
       Chief Executive Officer and Chairman

TOSOH CORPORATION

By: /s/ Madoka Tashiro
    ----------------------------------------
       Madoka Tashiro
       Chief Executive Officer and Chairman

                                      21.

                                                                    Confidential

                                    EXHIBIT A

                                GEN-PROBE PATENTS

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      22.

                                                                    Confidential

                                    EXHIBIT B

                                   [...***...]

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      23.
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                                                                    Confidential

                                    EXHIBIT C

                            CONDITIONS OF SUBLICENSE
                        UNDER THE STANFORD PATENT RIGHTS

1.       DEFINITIONS

         The following definitions shall apply within this EXHIBIT C. All other defined terms shall have the meanings set forth elsewhere in this Agreement between GEN-PROBE and TOSOH of which this EXHIBIT C constitutes an integral part.

         "Invention" shall mean all rights, titles and interest to the technique of Selective Amplification of Target Polynucleotide Sequences, as described in Stanford Docket S87-012 and pursuant to 35 U.S.C. 202, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention.

         "Licensed Patent(s)" means US Patent No. 5,437,990 issued on August 1, 1995 and any Letters Patent issued upon Stanford's US. Patent Application, Serial Number 080,479 filed July 31, 1987, including the information contained in such application, with respect to the Invention, any foreign patents corresponding thereto, and/or any divisions, continuations, or continuations-in-part, or reissue thereof.

         "Licensed Product(s)" means any product, the manufacture, use, or sale of which:

                  (a) Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention. A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

                  (b) Is covered by any claim being prosecuted in a pending application directed to the Invention.

         "Net Sales" means the gross revenue of the Licensed Product(s) in the form in which it is sold or used, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by Gen-Probe and/or sublicensee(s) and are included in such gross income, and (except Items (d) and (e)) are separately billed:

                  (a) Import, export, excise, and sales taxes, plus custom duties;

                  (b) Cost of insurance, from the place of manufacture or point of installation, packing, and transportation to the customer's premises or point of installation;

                  (c)      Costs of installation at the place of use;

                                      24.
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                                                                    Confidential

                  (d) Credit for returns, rejections, recalls, allowances, or trades; and

                  (e) a reasonable allocation for the rental of an instrument when the product is sold under a reagent rental program, except where the instrument is a Licensed Product.

2.       GRANT

         2.1 Upon termination of this Agreement for any cause, any sublicense granted hereunder shall continue with STANFORD provided the sublicensee agrees to thereafter assume the obligations of GEN-PROBE insofar as they correspond to the scope of the sublicense.

3.       ROYALTIES

         3.1 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty and payments to STANFORD shall be in U.S. Dollars and shall be net of all non-U.S. taxes.

4.       REPORTS, PAYMENTS AND ACCOUNTING

         4.1 QUARTERLY ROYALTY PAYMENT AND REPORT. TOSOH shall make written reports and royalty payments to STANFORD within ninety (90) days after the end of each calendar quarter. This report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation of earned royalty payment due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, TOSOH shall include payment due STANFORD of royalties for the calendar quarter covered by such report.

         4.2      ACCOUNTING. TOSOH agrees to keep records for a period of three
         (3) years showing the manufacturing, sales, use, and other disposition of products sold or otherwise disposed of under the license herein granted in sufficient detail to enable the royalties payable hereunder by TOSOH to be determined, and further agrees to permit its books and records to be examined to the extent necessary to verify reports provided for in Paragraph 4.1 of this EXHIBIT C by an independent certified accountant, provided that such audits occur no more than one
         (1) time per calendar year and provided further that accountants shall report to STANFORD only errors regarding calculation of royalties. Such examination is to be made by STANFORD, at the expense of STANFORD, except in the event that the results of the audit reveal a discrepancy in TOSOH's favor of ten percent (10%) or more, then the audit fees shall be paid by TOSOH.

5.       WARRANTY AND NEGATION OF WARRANTIES

         5.1      Nothing in this License is or shall be construed as:

                                      25.
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                  (a)      A warranty or representation by Stanford as to the
                           validity or scope of any Licensed Patent(s);

                  (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this License is or will be free from of patents, copyrights, and other rights of third parties;

                  (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except that Stanford, TOSOH, and GEN-PROBE shall promptly inform each other of any suspected infringement of any Licensed Patent(s) by another party; or

                  (d) Granting by implication, estoppel, or otherwise any licenses under patents of Stanford or other persons other than Licensed Patent(s), regardless of whether such patents are dominant or subordinate to any Licensed Patent(s).

         5.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES.

6.       INDEMNITIES

         6.1 GEN-PROBE agrees to indemnify, hold harmless, and defend Stanford and its trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention, Licensed Patent(s), or Licensed Product(s) by GEN-PROBE, its sublicensees or their customers.

         6.2 TOSOH shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employer's liability requirements covering any and all employees with respect to activities performed under this License.

                                      26.
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                                                                    Confidential

                                    EXHIBIT D

                    CONDITIONS OF IMMUNITY AND NON-ASSERTION
                         UNDER THE TEKNIKA PATENT RIGHTS

1.       DEFINITIONS

         The following definitions shall apply within this EXHIBIT D. All other defined terms shall have the meanings set forth elsewhere in this Agreement between GEN-PROBE and TOSOH of which this EXHIBIT D constitutes an integral part.

         "Teknika Patent Rights" shall mean the patents and patent applications set forth in the "Teknika Patent List" set forth below, together with any unlisted patents and patent applications from which any of the listed patents claim priority, and any and all patents that have issued or in the future issue from the foregoing patents and patent applications, including utility, model and design patents and certificates of invention, and all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions thereof claiming priority from any of the foregoing patents or patent applications heretofore or hereafter having legal force in any country to the extent that TEKNIKA has the right to grant licenses, immunities, or rights thereunder or to assert rights thereunder.

         Explicitly and specifically excluded from TEKNIKA Patent Rights are rights to specific nucleic acid sequences described in or subsequently claimed by the above patents and patent applications and all continuations, continuations-in-part, divisionals, re-examinations, renewals, reissues, additions, and extensions thereof claiming priority from any of the patents or patent applications set forth in the Teknika Patent List heretofore or hereafter having legal force in any country to the extent that either party has the right to grant licenses, immunities, or rights thereunder or to assert rights thereunder.

                  "GEN-PROBE Version" shall mean transcription-based nucleic acid amplification using [...***...].

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      27.
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                                                                    Confidential

                                   [...***...]

                                      28.

                                                                    Confidential

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      29.
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                                                                    Confidential

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      30.
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2.       NON-EXCLUSIVE IMMUNITY

         2.1 GEN-PROBE grants TOSOH and its Affiliates, the benefit obtained from Teknika under the Teknika Non-Assertion Agreement of worldwide, non-exclusive immunity from legal action under the Teknika Patent Rights to make, use and/or sell products based on, incorporating or utilizing GEN-PROBE Version. The grant of immunity under this Section shall not be transferable by TOSOH and its Affiliates to any third party without GEN-PROBE and Teknika's prior written approval.

         2.2      TOSOH agrees not to practice Teknika Version.

         2.3 TOSOH agrees, at the request of Teknika, to permit an annual review of its manufacturing records (and such other records as may be required) by an impartial, technically qualified third party to verify compliance with the provisions of Section 2.2 above. Selection of such third party shall be subject to the approval of TOSOH, such approval to be not unreasonably withheld. The results of such a review as provided to Teknika will consist solely of a finding of compliance or non-compliance. The cost of such review shall be borne by Teknika and shall not be unreasonably burdensome for TOSOH.

         2.4 GEN-PROBE grants TOSOH and its Affiliates, the benefit obtained from Teknika under the Teknika Non-Assertion Agreement of non-assertion against TOSOH and its Affiliates in any jurisdiction the Teknika Patent Rights, or any other patent rights owned or acquired by Teknika that would be infringed by the practice of the Gen-Probe Version of transcription-based amplification. The foregoing sentence, however, expressly shall not prevent or prohibit Teknika from asserting any Teknika Patent Rights or such other patent rights, to prevent TOSOH or its Affiliates, from practicing the Teknika Version of transcription-based amplification.

3.       CONFIDENTIALITY

         3.1 TOSOH agrees that it will not discuss the terms and conditions of the immunity and non-assertion under the Teknika Patent Rights with any third party (except as may be required by applicable law, regulation, or court order) and will not make any external public communications with respect to those terms and conditions without consulting with and obtaining prior written approval from GEN-PROBE and Teknika.

4.       TERMINATION

         4.1 Upon termination of the Teknika Non-Assertion Agreement by Teknika due to GEN-PROBE's faults, Teknika shall grant direct immunity from legal action to TOSOH, provided that:

                                      31.
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                  (a)      Teknika shall have received express written notice of
                           the license granted to TOSOH prior to the effective termination date of the Teknika Non-Assertion Agreement;

                  (b) TOSOH expressly agreed in writing on or before the ninetieth (90th) day prior to the effective termination date of the Teknika Non-Assertion Agreement to be bound by the terms and conditions thereof.

                                      32.

                                    EXHIBIT E

                               GEN-PROBE PRODUCTS

PRODUCTS NAME                       CATALOG NO.
--------------                      -----------
[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      33.
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                                                                    Confidential

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

[...***...]                        [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      34.